EXHIBIT 99.1

Alpha and Omega Semiconductor Delivers Strong Growth for the Fiscal Fourth Quarter Ended June 30, 2012

SUNNYVALE, Calif., Aug. 14, 2012 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors, today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2012.

The results for the fiscal fourth quarter ended June 30, 2012 are as follows:

GAAP Financial Comparison
Quarterly
(in millions except per share data)
(unaudited)
	Q4 FY2012	Q3 FY2012	% Change vs. Q3 FY12
Revenue	$ 94.3	$ 83.9	UP	12.4%
Gross Margin	26.5%	23.0%	UP	15.4%
Operating Income	$ 7.7	$ 3.8	UP	106.3%
Net Income	$ 6.7	$ 2.6	UP	157.3%
Earnings Per Share	$ 0.26	$ 0.10	UP	155.6%

Non-GAAP Financial Comparison
Quarterly
(in millions except per share data)
(unaudited)
	Q4 FY2012	Q3 FY2012	% Change vs. Q3 FY12
Revenue	$ 94.3	$ 83.9	UP	12.4%
Gross Margin	26.7%	23.2%	UP	15.0%
Operating Income	$ 9.2	$ 5.2	UP	76.7%
Net Income	$ 8.2	$ 4.1	UP	101.1%
Earnings Per Share	$ 0.32	$ 0.16	UP	99.8%

"I am very pleased with our June quarter results in revenue, gross margin and EPS.  We are benefiting from our strong market position along with great operational execution, especially with the successful production ramp at our Oregon fab," said Dr. Mike Chang, Chief Executive Officer and Chairman of AOS.

"While the macro-economy is uncertain in the near term, our focus is to profitably grow our business by accelerating development of best-in-class products and expanding served available markets (SAM)."

Dr. Chang continued, "As we have discussed before, we have begun the next phase of our strategic roadmap in expanding our product breadth into mid-and high-voltage markets during fiscal 2012. We launched a record number of new products, 76 low-voltage and 125 mid- and high-voltage MOSFET products and 30 Power IC products. The new generations of MOSFET products recently introduced were made possible by the capability of the Oregon fab. While fiscal 2012 was a difficult year due to economic softness, we believe that we have nonetheless executed well in achieving our major goals: a) smooth ramp-up of our newly acquired Oregon fab; b) deliver new technology platforms enabled by the fab; c) expand our product breadth into high-value markets in communications and industrial applications, as well as delivering high-value solutions for computing and consumer applications; and d) improve our net income and EPS. I am excited with our enhanced competitive capabilities and new market opportunities, and look forward to reporting more tangible achievements in our fiscal 2013 and beyond."

The results for the fiscal year ended June 30, 2012 are as follows:

  Revenue was $342.3 million, a decrease of 5.3% from $361.3 million for the prior year.
  GAAP gross margin was 24.3%, compared to 29.1% for the prior year. Non-GAAP gross margin was 24.5%, compared to 29.3% for the prior year.
  GAAP operating income was $16.7 million, compared to $37.8 million for the prior year. Non-GAAP operating income was $22.7 million, compared to $45.0 million for the prior year.
  GAAP net income was $12.9 million, compared to $37.8 million for the prior year. Non-GAAP net income was $18.9 million, compared to $44.1 million for the prior year.
  GAAP diluted EPS was $0.50 compared to $1.51 for the prior year. Non-GAAP diluted EPS was $0.74 compared to $1.77 for the prior year.

Non-GAAP gross margin excludes share-based compensation expenses. Non-GAAP operating income, net income and diluted EPS exclude share-based compensation expenses, acquisition related costs, U.S. GAAP conversion costs and gain on equity interest as applicable. Reconciliations of non-GAAP financial measures to the U.S. GAAP amounts are set forth in the attached schedules.

Recent News Highlights

Jul 31, 2012 - Alpha and Omega Semiconductor's New 100V AON6290 Delivers Industry-Leading Performance for Telecom Power

Jul 25, 2012 - Alpha and Omega Semiconductor's Industry's Best 8V Power MOSFETs Lower Power Consumption and Extend Battery Life

Jun 6, 2012 - Alpha and Omega Semiconductor's New 30V Power MOSFET Slashes Conduction Losses

May 29, 2012 - Alpha and Omega Semiconductor Shrinks Board Space With Chip Scale Packaging Technology

Fiscal Q1, 2013 Business Outlook

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $92 million and $96 million.
  GAAP gross margin is expected to be in the range of 26% to 27%.
  GAAP operating expense is expected to be in the range of 18% of revenue.
  GAAP operating income is expected to be in the range of 8% to 9% of revenue. Non-GAAP operating income is expected to be in the range of 9.5% to 10.5% of revenue.
  GAAP net income is expected to be in the range of 6.5% to 7.5% of revenue, including the income tax provision which is expected to be in the range of $1.0 million to $1.4 million. Non-GAAP net income is expected to be in the range of 8% to 9% of revenue.

Projected Non-GAAP operating income and net income both exclude estimated share-based compensation expense of $1.5 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and fiscal year ended June 30, 2012 today, August 14, 2012 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, operating expenses, operating income, income tax provision, net income, share-based compensation expenses, expectation with respect to the macroeconomic conditions, expectation with respect to the production ramp at the Oregon fab, the anticipated improvement in our financial performance due to the Oregon fab, our ability to achieve profitability, our ability to accelerate technology and product development, expectation with respect to new market opportunities and other information under the section entitled "Fiscal Q1, 2013 Business Outlook". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to integrate and ramp up production at the Oregon fab facility; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 to be filed by AOS.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our audited and unaudited consolidated financial statements presented on a basis consistent with the U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating income, net income and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses that are non-cash charges, acquisition related costs, costs incurred for our U.S. GAAP conversion and gain on equity interest. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET and Power IC products. AOS seeks to differentiate itself by integrating its expertise in device physics, process technology, design and advanced packaging to optimize product performance and cost, and its product portfolio is designed to meet the ever increasing power efficiency requirements in high volume applications, including portable computers, smart phones, flat panel TVs, battery packs, motor controls and power supplies. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenue	$ 94,272	$ 83,858	$ 96,835	$ 342,291	$ 361,308
Cost of goods sold	69,251	64,564	67,396	259,126	256,087
Gross profit	25,021	19,294	29,439	83,165	105,221
Gross margin	26.5%	23.0%	30.4%	24.3%	29.1%

Operating expenses:
Research and development	7,618	6,510	9,021	30,630	29,470
Selling, general and administrative	9,656	9,028	10,177	35,800	37,937
Total operating expenses	17,274	15,538	19,198	66,430	67,407
Operating income	7,747	3,756	10,241	16,735	37,814

Interest income	20	21	140	105	280
Interest expense	(136)	(135)	(76)	(342)	(263)
Income on equity investment in APM	--	--	--	--	1,768
Gain on equity interest in APM	--	--	--	--	837
Income before income taxes	7,631	3,642	10,305	16,498	40,436

Income tax expense	931	1,038	623	3,581	2,609
Net income	$ 6,700	$ 2,604	$ 9,682	$ 12,917	$ 37,827

Net income per share
Basic	$ 0.27	$ 0.11	$ 0.39	$ 0.52	$ 1.61
Diluted	$ 0.26	$ 0.10	$ 0.37	$ 0.50	$ 1.51

Weighted-average number of shares used in computing net income per share

Basic	24,890	24,675	24,514	24,656	23,495
Diluted	25,813	25,647	25,984	25,606	24,989

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 82,166	$ 86,708
Restricted cash	236	54
Accounts receivable, net	38,850	42,503
Inventories	65,778	65,251
Deferred tax assets	2,789	1,773
Other current assets	3,962	5,056
Total current assets	193,781	201,345
Property, plant and equipment, net	158,543	127,839
Intangible assets, net	1,028	1,599
Goodwill	269	--
Deferred tax assets	10,061	9,048
Other long-term assets	2,475	7,607
Total assets	$ 366,157	$ 347,438
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings	$ 3,571	$ --
Accounts payable	35,646	64,678
Accrued liabilities	21,026	15,123
Income taxes payable	2,349	2,377
Deferred margin	366	495
Capital leases - current portion	961	306
Total current liabilities	63,919	82,979
Bank borrowings - long term	16,429	--
Income taxes payable - long term	3,509	3,081
Deferred income tax liabilities	587	25
Capital leases - long term portion	1,085	130
Deferred rent	1,235	973
Total liabilities	86,764	87,188

Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2012 and 2011	--	--
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 25,167 shares and 24,938 shares at June 30, 2012 and 24,612 shares and 24,562 shares at June 30, 2011	50	49
Treasury shares at cost; 229 shares at June 30, 2012 and 50 shares at June 30, 2011	(2,104)	(693)
Additional paid-in capital	160,602	153,004
Accumulated other comprehensive income	972	934
Retained earnings	119,873	106,956
Total shareholders' equity	279,393	260,250
Total liabilities and shareholders' equity	$ 366,157	$ 347,438

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

U.S. GAAP gross profit	$ 25,021	$ 19,294	$ 29,439	$ 83,165	$ 105,221

Share-based compensation:
Cost of goods sold	147	171	143	532	629

Non-GAAP gross profit	$ 25,168	$ 19,465	$ 29,582	$ 83,697	$ 105,850

Non-GAAP gross margin	26.7%	23.2%	30.5%	24.5%	29.3%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

U.S. GAAP operating income	$ 7,747	$ 3,756	$ 10,241	$ 16,735	$ 37,814

Share-based compensation:
Cost of goods sold	147	171	143	532	629
Research and development	445	285	606	1,361	1,716
Selling, general and administrative	859	840	1,209	3,529	3,829
Total share-based compensation	1,451	1,296	1,958	5,422	6,174

Acquisition cost	--	153	--	153	--
U.S. GAAP conversion costs included in
Selling, general and administrative	--	--	621	435	981

Non-GAAP operating income	$ 9,198	$ 5,205	$ 12,820	$ 22,745	$ 44,969

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

U.S. GAAP net income	$ 6,700	$ 2,604	$ 9,682	$ 12,917	$ 37,827

Share-based compensation:
Cost of goods sold	147	171	143	532	629
Research and development	445	285	606	1,361	1,716
Selling, general and administrative	859	840	1,209	3,529	3,829
Total share-based compensation	1,451	1,296	1,958	5,422	6,174

Acquisition cost	--	153	--	153	--
Gain on equity interest	--	--	--	--	(837)
U.S. GAAP conversion costs included in Selling, general and administrative	--	--	621	435	981

Non-GAAP net income	$ 8,151	$ 4,053	$ 12,261	$ 18,927	$ 44,145

Non-GAAP diluted EPS	$ 0.32	$ 0.16	$ 0.47	$ 0.74	$ 1.77

Weighted-average number of shares used in computing non-GAAP earnings per share
Diluted shares	25,813	25,647	25,984	25,606	24,989
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         investors@aosmd.com